UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):          February 27, 2004

RENAL CARE GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27640	62-1622383

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 West End Avenue
Suite 600
Nashville, TN 37203
(Address of Principal Executive Offices, including Zip Code)

(615) 345-5500
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Slide presentation to be used at analyst and shareholder meetings between March 1, 2004 and March 31, 2004.

Item 9. Regulation FD Disclosure.

     Beginning on or about March 1, 2004 and continuing through no later than March 31, 2004, one or more officers of Registrant will make slide presentations to a number of shareholders of Registrant, as well as potential investors and investment analysts. The slide presentation contains, among other things, forward-looking information about Registrant and its business. The slides that the Registrant will use in these presentations are attached to this Current Report on Form 8-K as Exhibit 99.1.

     Certain statements in the slide presentation constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s expectations and are based on currently available information. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Renal Care Group to differ materially from those expressed or implied by the forward-looking statements, including risks related to: the integration of acquired businesses; compliance with health care and other applicable laws; changes in the Medicare and Medicaid programs; payment reductions by private insurers, hospitals or managed care organizations; reductions in reimbursement for the drug Epogen; increases in the price of Epogen or shortages of Epogen; competition; and changes in the health care delivery, financing or reimbursement systems. These and other factors affecting the company are discussed in more detail in Renal Care Group’s reports filed with the Securities and Exchange Commission, including without limitation, Renal Care Group’s annual report on Form 10-K for the year ended December 31, 2002 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2003; June 30, 2003; and September 30, 2003.

     The information in this current report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This current report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. The Registrant undertakes no duty to update the information in this report and warns readers that the information included in this report will become stale after March 31, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAL CARE GROUP, INC.

	By:	/s/ David M. Dill

	Name:	David M. Dill

	Title:	Chief Financial Officer

Date: February 27, 2004

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
99.1	Slide presentation to be used at analyst and shareholder meetings between March 1, 2004 and March 31, 2004

Exhibit 99.1

Slide presentation to be used at analyst and shareholder meetings
Between March 1, 2004 and March 31, 2004